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                                                                     EXHIBIT 5.1


               [Letterhead of Akin, Gump, Strauss, Hauer & Feld, L.L.P.]

                                    March 22, 2002

Illinois Power Company
500 South 27th Street
Decatur, Illinois 62521

         Re:  Illinois Power Company, Registration Statement S-3

Ladies and Gentlemen:

         We have acted as special counsel to Illinois Power Company, an Illinois corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "COMMISSION") under the Act of 1933, as amended (the "ACT"), by the Company and Illinois Power Financing II, a Delaware statutory business trust (the "TRUST"), of the offering and sale (a) by the Company from time to time pursuant to Rule 415 under the Act of (i) unsecured senior debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "UNSECURED SENIOR DEBT SECURITIES"), (ii) unsecured subordinated debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "UNSECURED SUBORDINATED DEBT SECURITIES" and, together with the Unsecured Senior Debt Securities, the "UNSECURED DEBT SECURITIES"), (iii) secured debt securities, in one or more series, consisting of secured notes, mortgage bonds or other evidences of secured indebtedness (the "SECURED DEBT SECURITIES" and, together with the Unsecured Debt Securities, the "DEBT SECURITIES"), (iv) in addition to the Debt Securities, debentures (the "TRUST DEBENTURES") to be purchased by the Trust with the proceeds from the sale of preferred securities of the Trust (the "PREFERRED SECURITIES"), and (v) a guarantee of the Preferred Securities (the "PREFERRED SECURITIES GUARANTEE"), and (b) by the Trust from time to time pursuant to Rule 415 under the Act of the Preferred Securities. The aggregate initial offering prices of the Debt Securities and Preferred Securities (excluding the aggregate initial offering price of the Trust Debentures) offered by the Company and the Trust (collectively, including the Trust Debentures, and, together with the Preferred Securities Guarantee, the "SECURITIES") will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Registration Statement.

         Our opinions expressed herein are limited to such of the Securities offered and sold pursuant to the Registration Statement as may constitute Unsecured Debt Securities, Trust

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Illinois Power Company
Page 2
March 22, 2002


Debentures or the Preferred Securities Guarantee (the "DESIGNATED SECURITIES"), and we express no opinion as to the Secured Debt Securities or the Preferred Securities.

         In connection with this letter, we have examined originals or certified copies of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to the date hereof (the "CHARTER DOCUMENTS"); (ii) a form of the Indenture for Unsecured Senior Debt Securities to be entered into between the Company and BNY Midwest Trust Company, as trustee, in the form included as an exhibit to the Registration Statement (the "SENIOR INDENTURE");
(iii) a form of the Indenture for Unsecured Subordinated Debt Securities (the "SUBORDINATED INDENTURE") to be entered into between the Company and BNY Midwest Trust Company, as trustee, in the form included as an exhibit to the Registration Statement; (iv) a form of Preferred Securities Guarantee Agreement (the "GUARANTEE AGREEMENT") to be entered into by the Company and BNY Midwest Trust Company, in the form included as an exhibit to the Registration Statement; (v) a form of the Indenture for the Trust Debentures (the "DEBENTURE INDENTURE," and together with the Senior Indenture and the Subordinated Indenture, the "INDENTURES," and each, an "INDENTURE" and, together with the Guarantee Agreement, the "DOCUMENTS") to be entered into between the Company and BNY Midwest Trust Company as trustee, in the form included as an exhibit to the Registration Statement; and (vi) such other corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed (i) the legal capacity of natural persons; (ii) that all information contained in all documents reviewed by us is true and correct; (iii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and comply with all applicable laws; (iv) that a prospectus supplement will have been prepared and filed with the Commission describing the Designated Securities offered thereby; (v) that all Designated Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) that the Debenture Indenture, the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Unsecured Debt Securities to be issued under the Senior Indenture or the Subordinated Indenture, will each have been duly authorized, executed and delivered by the parties thereto in substantially the respective form reviewed by us and with the Debenture Indenture or any such supplemental indenture having been completed to include the terms of the Trust Debentures or series of Unsecured Debt Securities, as the case may be, to be issued thereunder; (vii) that the Guarantee Agreement providing for the Preferred Securities Guarantee relating to a series of Preferred Securities will have been duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (viii) that each Document will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms; and (ix) that a definitive purchase, underwriting or similar agreement with respect to any Designated Securities offered will have been duly authorized, executed and delivered by the parties thereto.

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Illinois Power Company
Page 3
March 22, 2002


         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

         1. With respect to Unsecured Senior Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to authorize and approve the issuance and terms of the Unsecured Senior Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Unsecured Senior Debt Securities and of their issuance and sale have been established in conformity with the Senior Indenture and the applicable resolution of the Board of Directors of the Company or supplemental indenture relating to such Unsecured Senior Debt Securities so as not to violate the Charter Documents or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Unsecured Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and the applicable resolution of the Board of Directors of the Company or supplemental indenture relating to such Unsecured Senior Debt Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof) and issued and sold as contemplated in the Registration Statement, then upon payment of the consideration provided for therein, the Unsecured Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. With respect to Unsecured Subordinated Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to authorize and approve the issuance and terms of the Unsecured Subordinated Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Unsecured Subordinated Debt Securities and of their issuance and sale have been established in conformity with the Subordinated Indenture and the applicable resolution of the Board of Directors of the Company or supplemental indenture relating to such Unsecured Subordinated Debt Securities so as not to violate the Charter Documents or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Unsecured Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and the applicable resolution of the Board of Directors of the Company or supplemental indenture relating to such Unsecured Subordinated Debt Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof) and issued and sold as contemplated in the Registration Statement, then upon payment of the consideration provided for therein, the Unsecured Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. With respect to Trust Debentures to be issued under the Debenture Indenture, when (i) the Debenture Indenture has been duly qualified under the TIA; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to authorize and approve the issuance and terms of the Trust Debentures, the terms of the offering thereof and related matters; (iii) the terms of the Trust Debentures and of their issuance and sale

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Illinois Power Company
Page 4
March 22, 2002


have been duly established so as not to violate the Charter Documents or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Trust Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Debenture Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors (or a committee thereof) and issued and delivered to the Trust as contemplated in the Registration Statement, then upon payment of the consideration provided for therein, the Trust Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. With respect to the Preferred Securities Guarantee, when (i) the Guarantee Agreement has been duly qualified under the TIA; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to authorize and approve the issuance and terms of the Preferred Securities Guarantee, the terms of the offering thereof and related matters; (iii) the terms of the Preferred Securities Guarantee and of its issue and sale have been established so as not to violate the Charter Documents or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Preferred Securities have been duly authorized, executed, issued and delivered by the Trust in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Trust and issued and sold as contemplated in the Registration Statement, then upon payment of the consideration provided for therein, the Preferred Securities Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the State of New York and the federal Laws of the United States of America.

         B. The law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable

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Illinois Power Company
Page 5
March 22, 2002


              remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

         D. We note, that a judgment for money in an action based on Designated Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Designated Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

         E. We express no opinion concerning the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.


                                   Very truly yours,

                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.